Exhibit 10.52

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into as of July 15, 2003 by and between Peter B. Bedford (“Bedford”) and Bedford Property Investors, Inc., a Maryland corporation and successor in interest to ICM Property Investors, Incorporated (the “Company”), and amends the Employment Agreement between the Company and Bedford dated February 17, 1993 as amended by Amendment No. 1 to Employment Agreement (collectively, the “Agreement”).

THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.

Amendment of Section 3(b).  Section 3(b) of the Agreement is hereby amended in its entirety to provide as follows:

“(b)  Basic Term.      Subject to earlier termination as herein provided, the term of Bedford’s employment hereunder shall be from the date of the Agreement until July 15, 2004; this Agreement automatically shall be renewed for an additional one year term unless either party notifies the other, in writing, not less than 90 days prior to the end of the original term or any renewal thereof that this Agreement shall terminate at the end of such term or any renewal thereof.”

2.

Full Force and Effect.

     The Agreement, as amended by this Second Amendment, remains in full force and effect.

The parties hereby have executed this Second Amendment as of the date first set forth above.

BEDFORD PROPERTY INVESTORS, INC.

By:

/s/ Dennis Klimmek

            Dennis Klimmek

Its:

Executive Vice President

/s/ Peter B. Bedford

            Peter B. Bedford